EXHIBIT 10.4

                              MANAGEMENT AGREEMENT



                                February 17, 2000


Signal Technology Corporation
222 Rosewood Drive
Danvers, MA 01923

         Attention: George E. Lombard, Chairman and Chief Executive Officer

Dear Sirs:

          This letter agreement describes the terms and conditions under which Signal Technology Corporation ("Signal") is herewith taking over the management and operation of the business of LogiMetrics, Inc. (the "Company") located at 50 Orville Drive, Bohemia, New York 11716 (the "NY Business").

          In connection with a letter of intent between Signal and the Company, dated as of the date hereof, regarding the potential merger (the "Merger") of a wholly-owned subsidiary of Signal into the Company (the "Letter of Intent"), and pursuant to the terms of a Loan Agreement between Signal and the Company (the "Loan Agreement") and a Promissory Note (the "Note") by the Company in favor of Signal, Signal is loaning to the Company an aggregate of up to $2,000,000, with $1,000,000 of the loan to be advanced upon execution of the Letter of Intent, the Loan Agreement and the Note. Signal and the Company have agreed that on the date of the funding of such $1,000,000 (the "Funding Date"), as an accommodation to the Company, Signal will take over the management and operation of the NY Business. In connection with all of the foregoing, Signal and the Company hereby agree as follows:

          1. As of the Funding Date, Signal shall assume responsibility for the management and operation of the NY Business. Signal and the Company shall cooperate with each other to effect the relocation of the NY Business from the Company's existing New York location to Signal's facility in Florida (the "Florida Facility"). Such relocation shall include the relocation to the Florida Facility of all of the assets (other than real property and fixtures) used by the Company in its operation of the NY Business (the "Assets"). The Assets shall include, but not be limited to, the Company's inventories, including raw materials, work in process, supplies, samples, prototypes and finished goods, held for use in the NY Business, and all machinery, equipment, tools, supplies, booths, displays, materials, plans and schematics, intellectual property, customer lists and other tangible and intangible personal property used in the NY Business. A list of the Assets of the Company to be delivered to Signal under this Agreement is set forth on the schedule attached hereto as Exhibit A.

          2. For the period (the "Operating Period") commencing on the Funding Date and continuing through and including the Termination Date (as defined in Section 9 below), Signal shall have exclusive control over the Assets and the operation of the NY Business. Signal shall integrate, to the extent practicable, the NY Business into its existing business operations in Florida and shall invest capital in the NY Business as it may deem appropriate in its sole discretion. The parties' intent is that, notwithstanding the transfer of the operation of the NY Business to Signal, to the extent practicable, the NY

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Business  will  continue  uninterrupted  in all  material  ways,  and  that  the activities of the NY Business will continue in accordance with all existing commitments in effect as of the date hereof. Signal hereby agrees that it will not, without the prior written consent of the Company, sell any of the Assets during the Operating Period other than products in the ordinary course of business.

          3. On the Funding Date, Signal shall assume only known current liabilities in respect of the NY Business incurred by the Company in the ordinary course of business. Such assumed liabilities are set forth on the schedule attached hereto as Exhibit B. Signal shall be responsible for all liabilities relating to the Assets and the NY Business arising out of its operation of the NY Business. In no event shall Signal be responsible for any liabilities arising out of the operation of the NY Business (i) prior to the Funding Date (other than those liabilities set forth on Exhibit B hereto) or
(ii) after Signal ceases  operating the NY Business  pursuant to Section 6(a) or
Section 7 hereof. Signal shall be entitled to all revenue generated from the Assets and the NY Business during the Operating Period.

          4. Signal and the Company agree that certain employees of the Company shall be offered continued employment with respect to the NY Business during the Operating Period and shall be offered an opportunity to relocate to the Florida Facility. Any employees accepting such continued employment shall be employed directly by Signal and shall be paid by Signal in accordance with its payroll practices. Signal shall pay any and all relocation expenses incurred by such employees in connection with the transition to the Florida Facility. Notwithstanding anything herein to the contrary, Signal and the Company agree that the Company shall bear any and all costs and expenses incurred in connection with the Company's terminating any employees as a result of the relocation of the NY Business. Without limiting the generality of the foregoing, the Company shall be responsible for any and all severance payments and like compensation for terminated employees. In addition, in the event the Company determines to close its New York facility, the Company shall bear any and all costs and expenses incurred in connection with such closing.

          5. Signal and the Company agree that, during the Operating Period, Signal shall pay any and all interest that becomes due and owing on a monthly basis in respect of the Company's existing line of credit with North Fork Bank (approximately $15,000 per month) evidenced by that certain Reduced and Extended Revolving Credit Note, dated as of September 1, 1999, in the original principal amount of $1,930,000. Signal and the Company further agree that Signal shall be obligated during the Operating Period to pay such interest only and that Signal is not hereby assuming the indebtedness of the Company under such line of credit with North Fork Bank. In addition, the parties agree that it is a condition to Signal's entering into this Agreement that the Company obtain the consent, in form reasonably satisfactory to Signal, of North Fork Bank to the arrangements contemplated hereby.

          6. (a) In the event that the Company and Signal do not consummate the Merger, and the Company enters into an Acquisition Transaction (as defined in the Letter of Intent) with a third party with respect to mmTech, Inc., a New Jersey corporation and a subsidiary of the Company ("mmTech"), prior to December 31, 2000, in addition to any rights Signal may have under the Letter of Intent (including the right to a Break-Up Fee, as defined therein, pursuant to Section 10(b) thereof), the Loan Agreement and the Note (including the rights to payment in full of principal, interest and a prepayment penalty), Signal shall have the option, in its sole discretion, either to acquire title to the Assets for no

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additional  consideration or to return the Assets to the Company,  including all accrued and outstanding liabilities relating thereto, pursuant to the provisions of this Section 6.

          (b) If Signal determines to acquire the Assets pursuant to Section 6(a) above, the Company will promptly execute and deliver to Signal a Bill of Sale and Conveyance, in the form attached hereto as Exhibit C (the "Bill of Sale"), conveying the Assets and transferring title thereto to Signal, and the Company agrees that it will take such reasonable steps and execute such other and further documents as may be necessary or appropriate to consummate such conveyance and transfer. Without limiting the generality of any provision hereof, the parties hereby agree that the Assets to be conveyed to Signal under this Section 6 shall include all books and records relating to the NY Business and an exclusive right to use the name "LogiMetrics, Inc." for commercial purposes. The Company hereby covenants and agrees that, in the event of a conveyance and transfer of Assets to Signal hereunder, the Company's Board of Directors will propose and recommend to the Company's stockholders that the name of the Company be changed and shall present such proposal and recommendation for approval at the Company's next regularly held stockholders meeting, and, in the event its stockholders vote to approve such name change at such meeting, the Company will promptly thereafter transfer title to the name "LogiMetrics, Inc." to Signal. In connection therewith, the Company agrees that it will take such reasonable steps and execute such other and further documents as may be necessary or appropriate to consummate such transfer of title.

          (c) If Signal determines to return the Assets pursuant to Section 6(a) above, (i) Signal will arrange with the Company for the Company's pick up of all of the Assets originally delivered to Signal, to the extent they exist at the time of the return, and any assets generated in respect of the Assets during the Operating Period or purchased by Signal for the NY Business during the Operating Period (collectively with the Assets, the "Returned Assets"), subject to any and all accrued and outstanding liabilities relating thereto as of the time of such pick up (the "Accrued Liabilities"); (ii) the Company will immediately deliver to the Company in immediately available funds such amount of money (the "Reimbursement Amount") as equals the aggregate amount expended by Signal in connection with the operation of the NY Business, including (A) all reasonable out-of-pocket expenses incurred in connection with the initial transfer of Assets to the Florida Facility, (B) the aggregate amount of the interest payments made by Signal to North Fork Bank pursuant to Section 5 above, and (C) all reasonable out-of-pocket expenses incurred in connection with the delivery of the Returned Assets to the Company, plus or minus, as the case may be, the amount by which the value of the net Returned Assets exceeds or is less than the value of the net Assets originally delivered by the Company to Signal (the "Adjustment Amount"). Signal and the Company agree that for purposes of this Agreement, the value of the net Assets deliverable to Signal on the Funding Date is as set forth on the schedule attached hereto as Exhibit D.

          7. In the event that Signal and the Company do not consummate the Merger, and the Company does not enter into an Acquisition Transaction with a third party with respect to mmTech prior to December 31, 2000, in addition to any rights it may have under the Loan Agreement or the Note, Signal shall be entitled to require the Company to pick up the Returned Assets, subject to the Accrued Liabilities, on or immediately following December 31, 2000, and Signal shall be entitled to receive the Reimbursement Amount, as adjusted by the Adjustment Amount, if any.

          8. The parties agree that Signal's management and operation of the NY Business contemplated hereunder shall be solely for Signal's benefit and that Signal shall have no obligations to the Company arising out of such management

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and operation  except as expressly  provided  herein.  In this  connection,  the
Company hereby waives any and all charges, complaints and claims it may have against Signal arising out of Signal's management and operation of the NY Business during the Operating Period, including, without limitation, those relating to any and all losses, damages, liabilities, obligations, promises, agreements, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, relating to the NY Business and arising out Signal's such management and operation, except for those charges, complaints and claims arising out of Signal's gross negligence or willful misconduct in connection with such management and operation. Signal shall be responsible for all charges, complaints and claims made against Signal by third parties in connection with Signal's management and operation of the NY Business during the Operating Period.

          9.  This  Agreement  shall  terminate  upon the  earliest  to occur of
(i) the closing of the Merger, (ii) the closing of the acquisition of the Assets in accordance with Section 6(b) hereof, (iii) the closing of the purchase by Signal of the NY Business pursuant to the terms of the Loan Agreement, or (iv) the delivery by Signal to the Company of the Returned Assets and the payment by the Company to Signal of the Reimbursement Amount, as adjusted by the Adjustment Amount, if any, each pursuant to Section 6 hereof (the date of such earliest event is herein referred to as the "Termination Date").

          10. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

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          If the foregoing accurately reflects our mutual understanding,  please so indicate by executing a counterpart of this letter agreement and returning it to the undersigned.


                                              Very truly yours,

                                              LOGIMETRICS, INC.


                                              By:/s/Norman M. Phipps
                                                 _______________________________
                                                 Norman M. Phipps, President
                                                 and Chief Operating Officer


ACCEPTED AND AGREED:

SIGNAL TECHNOLOGY CORPORATION


By:  /s/George Lombard
     ___________________________
     George Lombard, Chairman
     and Chief Executive Officer


Dated:   February 17, 2000

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                                    Exhibit A



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                                    Exhibit B



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                                    Exhibit C

                           BILL OF SALE AND CONVEYANCE


KNOW ALL MEN BY THESE PRESENTS:

          That, pursuant to the terms of a Management Agreement, dated as of February 17, 2000 (the "Management Agreement"), by and between LogiMetrics, Inc., a Delaware corporation (the "Seller"), and Signal Technology Corporation, a Delaware corporation (the "Buyer"), and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby sell, transfer, assign and convey to the Buyer, effective as of the date hereof, the Assets (as such term is defined in the Management Agreement), including, without limitation, those listed on Schedule A attached hereto, intending to convey all of the Seller's right, title and interest therein. The Assets are hereby conveyed free and clear of all liens, encumbrances, licenses and other interests of any nature whatsoever.

          This Bill of Sale and Conveyance shall be subject to the terms and conditions set forth in the Management Agreement, and nothing contained in this Bill of Sale and Conveyance shall be construed to limit or terminate the representations, warranties and covenants set forth in the Management Agreement.

          And for consideration aforesaid, the Seller has covenanted and hereby does covenant with the Buyer, its successors and assigns, that the Seller, its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and conveyances, powers of attorney and assurances for the better selling, transferring, assigning, assuring, conveying and confirming unto the Buyer, its successors and assigns, all and singular, the Assets or for aiding and assisting in collecting or reducing to possession any or all of the Assets, as the Buyer and its successors and assigns shall reasonably request.

          From and after the execution and delivery of this Bill of Sale and Conveyance to the Buyer, the Seller shall have no right, title and interest in the Assets.

          This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Buyer and the Seller.


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          IN  WITNESS  WHEREOF,  the  Seller  has  caused  this Bill of Sale and
Conveyance to be executed as of the ___ day of ____________ 2000.


                                      LOGIMETRICS, INC.



                                      By:      _________________________________
                                      Name:    Norman M. Phipps, President
                                      Title:   President and Chief Operating
                                               Officer


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                                    Exhibit D